As filed with the Securities and Exchange Commission on April 15, 2005
                                                Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------
                               PARK BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                        36-4082530
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             5400 SOUTH PULASKI ROAD
                             CHICAGO, ILLINOIS 60632
          (Address of principal executive offices, including zip code)

                               ------------------

                               PARK BANCORP, INC.
                               2003 INCENTIVE PLAN
                            (Full title of the Plan)
                               ------------------

                                DAVID A. REMIJAS
                             5400 SOUTH PULASKI ROAD
                             CHICAGO, ILLINOIS 60632
                                 (773) 582-8616
                     (Name and address of agent for service)

                                   Copies to:
                            DANIEL C. MCKAY II, ESQ.
                            JOHN T. BLATCHFORD, ESQ.
                     VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                            222 NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500
                               ------------------
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
        TITLE OF EACH CLASS OF                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
              SECURITIES                  AMOUNT TO BE              OFFERING               AGGREGATE              REGISTRATION
           TO BE REGISTERED             REGISTERED(1)(3)       PRICE PER SHARE(2)      OFFERING PRICE(2)           FEE(2)(3)
  -----------------------------------   ----------------       ------------------      -----------------          ------------
  Common Stock, $0.01 par value......    100,000 shares              $30.33               $3,033,000                 $356.98

===================================================================================================================================

(1) Includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Park Bancorp, Inc. 2003 Incentive Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on April 11, 2005.
(3) An aggregate of 237,447 shares (as adjusted to reflect stock splits and stock dividends to date) are being carried forward from those shares previously registered by Registration Statement on Form S-8 (File No. 333-33103) plus an indeterminate number of shares that have already been authorized and registered under that Registration Statement and that may become available for issuance. A registration fee of $1,899 was paid with respect to the shares registered in that filing. The previously registered shares being carried forward together with the shares being registered hereby represent the estimated number of shares intended for issuance pursuant to the Park Bancorp, Inc. 2003 Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This Registration Statement relates to the registration of 100,000 shares of Common Stock, $0.01 par value per share, of Park Bancorp, Inc. (the "Registrant") reserved for issuance under the Park Bancorp, Inc. 2003 Incentive Plan (the "Plan"), as successor to the 1997 Stock-Based Incentive Plan (the "1997 Plan"). The number of shares authorized to be issued under the Plan was approved by the Registrant's shareholders on April 29, 2003. Pursuant to the Registration Statement on Form S-8 (File No. 333-33103) filed by the Registrant on August 7, 1997, the Registrant has previously registered an aggregate of 378,201 shares of Common Stock (as adjusted to reflect stock splits and stock dividends to date) of which none of the shares remain available for issuance under the 1997 Plan. The contents of that Registration Statement on Form S-8 (File No. 333-33103) are incorporated herein by reference pursuant to General Instruction E to the Form S-8.

         The documents containing the information specified in this Part I, which also relate to the shares remaining available under the 1997 Plan that were previously registered under the Registration Statement on Form S-8 (File No. 333-33103), will be sent or given to those persons who participate in the Plan. Such documents are not required to be filed with the Securities and Exchange Commission as a part of this Registration Statement or as an Exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 30, 2005;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2004;

         (c) The Registrant's Registration Statement on Form S-8 (File No. 333-33103) filed with the Commission on August 7, 1997; and

         (d) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A (File No. 000-20867) filed with the Commission on June 13, 1996 pursuant to Section 12 of the Exchange Act, and all amendments and reports filed by the Registrant for the purpose of updating such descriptions.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered by this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any subsequently filed amendment to this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Unless otherwise defined herein, capitalized terms used herein shall have the same meanings assigned to them in the Registrant's Certificate of Incorporation.

         In accordance with the General Corporation Law of the State of Delaware, Articles TENTH and ELEVENTH of the Registrant's Certificate of Incorporation provide as follows:


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

TENTH:
-----

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Registrant or is or was serving at the request of the Registrant as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C of this Article TENTH with respect to proceedings to enforce rights to indemnification, the Registrant shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Registrant.

         B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, any advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Registrant of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article TENTH is not paid in full by the Registrant within sixty days after a written claim has been received by the Registrant, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking the Registrant shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Registrant.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Registrant's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

         E. The Registrant may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Registrant or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Registrant may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Registrant to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Registrant.

ELEVENTH:
--------

         A Director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Registrant shall not adversely affect any right or protection of a Director of the Registrant existing at the time of such repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

      4.1     Park Bancorp, Inc. 2003 Incentive Plan.

      5.1     Opinion of Vedder, Price, Kaufman & Kammholz, P.C.

     23.1     Consent of Crowe Chizek and Company LLC.

     23.2     Consent of Vedder, Price, Kaufman & Kammholz, P.C.
              (included in Exhibit 5.1).

     24.1 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 15th day of April 2005.

                                      PARK BANCORP, INC.

                                      By:  /s/ David A. Remijas
                                           -------------------------------------
                                           David A. Remijas
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Remijas and Steven J. Pokrak, and each or any of them (with full power to act alone), his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby rectifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the dates and in the capacities indicated:

                 Signature                                     Title                              Date
                 ---------                                     -----                              ----
          /s/ David A. Remijas
-------------------------------------------    Chairman of the Board, President and           April 15, 2005
              David A. Remijas                  Chief Executive Officer (principal
                                                        executive officer)


       /s/ Richard J. Remijas, Jr.
-------------------------------------------          Executive Vice President,                April 15, 2005
          Richard J. Remijas, Jr.              Chief Operating Officer and Director


           /s/ Steven J. Pokrak
-------------------------------------------   Treasurer, Chief Financial Officer and          April 15, 2005
              Steven J. Pokrak               Corporate Secretary (principal financial
                                             officer and principal accounting officer)


            /s/ Robert W. Krug
-------------------------------------------                  Director                         April 15, 2005
               Robert W. Krug


            /s/ John J. Murphy
-------------------------------------------                  Director                         April 15, 2005
               John J. Murphy


            /s/ Victor H. Reyes
-------------------------------------------                  Director                         April 15, 2005
              Victor H. Reyes


             /s/ Paul Shukis
-------------------------------------------                  Director                         April 15, 2005
                Paul Shukis

                                  EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT
-------     --------------------------------------------------------------------

  4.1       Park Bancorp, Inc. 2003 Incentive Plan.

  5.1       Opinion of Vedder, Price, Kaufman & Kammholz, P.C.

 23.1       Consent of Crowe Chizek and Company LLC.

 23.2       Consent of Vedder, Price, Kaufman & Kammholz, P.C.
            (included in Exhibit 5.1).

 24.1 Power of Attorney (included on the signature page of this Registration Statement).


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